Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218793, 333-211344, and 333-196812 on Form S-8, and Registration Statement No. 333-215924 on Form S-3 of our reports dated February 6, 2018, relating to the consolidated financial statements of General Motors Company and subsidiaries (the Company) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
February 6, 2018